Exhibit 5.1

LLB&L	2800 JPMorgan Chase Tower, 600 Travis
Locke Lord Bissell & Liddell LLP	Houston, Texas 77002
Attorneys & Counselors	Telephone: 713-226-1200
Fax: 713-223-3717
www.lockelord.com

                   May 26, 2010

Dynegy, Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas 77002

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Dynegy Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company, pursuant to a registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale from time to time of (i) up to 14,595,800 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the applicable employment benefit plans of the Company listed on Exhibit A hereto (the “Plans”), and (ii) (a) up to $1,000,000 in deferred compensation obligations (the “Deferred Compensation Obligations”) of the Company to be offered or sold under Dynegy’s Deferred Compensation Plan (the “Deferred Compensation Plan”), (b) up to $20,000,000 in the Deferred Compensation Obligations of the Company to be offered or sold under Dynegy’s Deferred Compensation Plan for Certain Directors (“Directors Deferred Compensation Plan”) and (c) an indeterminate aggregate principal amount of interests to be offered or sold (the “Plan Interest Obligations,” and together with Deferred Compensation Obligations, to the extent constituting securities under the Act, the “Obligations” and, together with the Shares, the “Securities”) under the Plans listed on Exhibit B hereto (the “Plan Interests Obligations Plans,” together with the Deferred Compensation Plan and the Directors Deferred Compensation Plan, the “Obligations Plans”), all on the terms to be determined at the time of each offering.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

In rendering this opinion we have assumed that, with respect to any of the Securities, (i) prior to the issuance thereof, the Registration Statement will have become effective under the Act and such effectiveness shall not have been terminated, and (ii) such Securities will be issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and the applicable prospectus, (iii) at the time of the issuance of such Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and the Company will have the necessary corporate power and due authorization, (iv) the terms of such Securities and of their issuance and sale will be established in conformity with and so as not to violate, or result in a default under or breach of, any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and in Conformity with the applicable Plan, and (v) if such Securities constitute Obligations, (A) such Obligations are evidenced by a writing that, to the extent applicable, constitutes the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms and (B) the Trust Indenture Act of 1939 does not apply to such Obligations.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to the Shares, when (i) the issuance of such Shares pursuant to any Plan, the terms of the offering thereof and related matters have been duly authorized and approved by the board of directors of the Company or a duly authorized committee thereof (the “Board”) and (ii) such Shares have been duly issued and delivered in accordance with such terms established by the Board and such Plan (and any option agreement or other instrument pursuant thereto), upon receipt by the Company of adequate consideration therefor (assuming in each case the consideration received by the Company is at least equal to $.01 per share), such Shares will be duly authorized and validly issued and will be fully paid and non-assessable; and

2.
With respect to the Obligations, when (i) the issuance of such Obligations pursuant to any Obligations Plan, the terms of the offering thereof and related matters have been duly authorized and approved by the Board and (ii) such Obligations have been duly issued and delivered in accordance with such terms established by the Board and such Obligations Plan (and any agreement or other instrument pursuant thereto), upon receipt by the Company of adequate consideration therefor, such Obligations will be valid and binding obligations of the Company.

As it relates to the opinions and other matters in this letter:

1.
Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction; provided, however, that solely with respect to the Obligations, our opinion herein is limited in all respects to the laws of the State of Texas, and we have assumed that each Obligations Plan will be governed by and construed in accordance with such laws.

2.
With respect to the opinion in paragraph 2 above, the matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

3.	We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Locke Lord Bissell & Liddell LLP

LOCKE LORD BISSELL & LIDDELL LLP

May 26, 2010

EXHIBIT A

PLANS

Dynegy Inc. 2000 Long-Term Incentive Plan

Dynegy Inc. 2001 Non-Executive Stock Incentive Plan

Dynegy Inc. 401(K) Savings Plan

Dynegy Inc. 2002 Long Term Incentive Plan

Dynegy Inc. Deferred Compensation Plan

Dynegy Inc. Deferred Compensation Plan for Certain Directors

Dynegy Midwest Generation, Inc. 401(k) Savings Plan

Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered under a Collective Bargaining Agreement

Dynegy Northeast Generation, Inc. Savings Incentive Plan1

Dynegy Inc. 2010 Long Term Incentive Plan

1
No opinion is given with respect to any shares to be issued under this Plan because it is an open market purchase plan, and thus, there is no original issuance of shares.  Under the Registration Statement, the Company registers 20,000 shares of Common Stock issuable pursuant to this Plan.

May 26, 2010

EXHIBIT B

PLAN INTERESTS OBLIGATIONS PLANS

Dynegy Northeast Generation, Inc. Savings Incentive Plan

Dynegy Inc. 401(K) Savings Plan

Dynegy Midwest Generation, Inc. 401(k) Savings Plan

Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered under a Collective Bargaining Agreement

Dynegy Inc. Deferred Compensation Plan

Dynegy Inc. Deferred Compensation Plan for Certain Directors